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                                                                    EXHIBIT 21.1


Corporate Express of the South, Inc. (Delaware)
     Schooley, Inc. (Delaware)
     Lake Charles Office Plus, Inc. (Louisiana)
     CE Miami Real Estate, Inc. (Delaware)
     Columbia Office Supply Co. (South Carolina)
     Jim Ammons Office Supply, Inc. d/b/a/ Ammons Office Plus (North Carolina) Forms & Supplies, Inc. (Tennessee)
     Precision Business Supplies, Inc. (Georgia)

Corporate Express of the West, Inc. (Colorado)

Corporate Express of Texas, Inc. (Delaware)
     Lamb Printing & Stationery Co., Inc. (Texas)
     Enbee Company (Texas)
     General Stationers, Inc. (Texas)
     Brown & Parker, Inc. d/b/a Texas Office Supply (Texas)
     Schendel Atkins Office Supply, Inc. (Texas)

Corporate Express of the East, Inc. (Delaware)
     Federal Sales Service, Inc. (Virginia)
     Contemporary Office Products, Inc. (Ohio)
     Laser Perfect Products, Inc. (Massachusetts)
     Office Essentials of Madison, Inc. (Wisconsin)
     Holly Property Management, Inc. d/b/a Tapper Business Supplies (New Jersey) OP2000, Inc. (Delaware)
     Office Products Network of North America, Inc. (Maryland) (No assets)

Richard Young Journal, Inc. (Delaware)
     International Business Supplies Corporation (Maryland)

Ross-Martin Company, Inc. (Delaware)

Corporate Express Real Estate, Inc. (Delaware)

ASAP Software Express, Inc. (Illinois)

Corporate Express (Holdings) Limited
 Corporate Express (UK) Ltd (51%)
     The Harrison Terry Group
     Clix Magna plc
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     Caldwells The Stationers Limited
     Chisholm's Limited
          Highmead Stationers Limited
          Chisholm's Mail Order Limited

Corporate Express Canada, Inc.

Corporate Express (Deutschland) GmbH

Corporate Express South Pacific Pty. Ltd.
     Corporate Express Holdings Australia Pty Limited
     Corporate Express Finance Australia Pty Limited\
          Corporate Express Australia Limited (52%)
               Arnell Pty Limited
                    Stationery Supermarket (Wholesale) Pty Limited
               Ballment Manufacturing Co. Pty Limited
                    Ballment Office Products Pty Limited
                    Apex Office Products Pty Ltd
                    Illawarra Office Products (NSW) Pty Ltd
                    Ballment Group Superannuation Pty Ltd
                    Illawarra Office Products (Qld) Pty Limited
               Barries (Aust.) Pty Limited
                    Adelaid Office Products Distributors Pty Ltd
               Boulton Robinson Office Supplies Pty Limited
               Revson Australia Pty Limited

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U.S. Delivery Systems, Inc.:

U.S. Delivery Systems - Intermountain, Inc. (Delaware)
(formerly U.S. Delivery Systems - West Central, Inc.)

U.S. Delivery Leasing - Intermountain, Inc. (Delaware)
(formerly U.S. Delivery Leasing - West Central, Inc.)

U.S. Delivery - Mid-Atlantic, Inc. (Delaware)

U.S. Delivery Leasing - Mid-Atlantic, Inc. (Delaware)

U.S. Delivery Systems - Mid-West, Inc. (Delaware)
(formerly U.S. Delivery Systems - North Central, Inc.)

U.S. Delivery Leasing - Mid-West, Inc. (Delaware)
(formerly U.S. Delivery Leasing - North Central, Inc.)

U.S. Delivery Systems - New England, Inc. (Delaware)

U.S. Delivery Leasing - New England, Inc. (Delaware)

U.S. Delivery Systems - Northeast, Inc. (Delaware)

U.S. Delivery Leasing - Northeast, Inc. (Delaware)

U.S. Delivery Systems - Southeast, Inc. (Delaware)
(formerly U.S. Delivery Systems - South Central, Inc.)

U.S. Delivery Leasing - Southeast, Inc. (Delaware)
(formerly U.S. Delivery Leasing - South Central, Inc.)

U.S. Delivery Systems - Southwest, Inc. (Delaware)

U.S. Delivery Leasing - Southwest, Inc. (Delaware)

U.S. Delivery Systems -  West Coast, Inc. (Delaware)

U.S. Delivery Leasing - West Coast, Inc. (Delaware)

American Delivery System, Inc. (Michigan)

American Distribution System, Inc. (Michigan)

CallCenter Services, Inc (Delaware)

Connecticut Courier, Inc. (Connecticut)

Florida Overnight Courier Association, Inc. (minority interest owned in this corporation)

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JZP Acquisition, Inc. (Delaware)

L.E.D.F.O.O.T. Express, Inc. (New York)

New Delaware Delivery, Inc. (Delaware)

S.R.G. Enterprises, Inc. (New York)

U.S. Delivery Administration, Inc. (Nevada)

U.S. Delivery Management Business Trust (Delaware)

USDS Canada, Ltd. (Canada)

     Visex Courier Services Inc.
     Swift Messenger Service Canada, Ltd.

2-Point Courier, Inc. (California)

Elite Courier, Ltd. (Connecticut)

Classic Air, Inc. (Georgia)

H & H Associates, Inc. (Georgia)

Pronto Delivery Service, Inc. (Texas)

Innovative  Transportation Concepts, Inc. (New York)

John C. Brimo and Associates, Inc. (New York)

NYC Express, Inc. (New York)

Rushtrucking, Inc. (California)



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